Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors
Old Line Bancshares, Inc.
Bowie, Maryland

We hereby consent to the incorporation by reference in this Form S-8  of our report dated March 20, 2013, relating to the consolidated financial statements of Old Line Bancshares, Inc. (the Company), which report appears in the Company's Form 10-K for the year ended December 31, 2012.

Baltimore, Maryland
September 30, 2013

101 E. Chesapeake Avenue, Suite 300, Baltimore, Maryland 21286
410-583-6990  FAX 410-583-7061
Website:  www.Rowles.com